For Immediate Release: December 20, 2007

BOARD OF DIRECTORS

Daniel P. Myers
President & CEO
Bridge Capital Holdings
Bridge Bank, N.A.

Allan C. Kramer, M.D.
Chairman
Investor

Sheryle Bolton
Investor/Consultant

Richard M. Brenner
The Brenner Group, Inc.

Owen Brown
Owen Brown Enterprises, Ltd.

David V. Campbell
Costella Kirsch, Inc.

Robert P. Gionfriddo
Executive Vice President
Bridge Bank, N.A.

Robert P. Latta
Wilson Sonsini Goodrich & Roasati

Thomas M. Quigg
Investor

Barry A. Turkus
BT Commercial

EXECUTIVE OFFICERS

Daniel P. Myers
President
Chief Executive Officer

Timothy W. Boothe
Executive Vice President
Chief Operating Officer

Thomas A. Sa
Executive Vice President
Chief Financial Officer

Robert P. Gionfriddo
Executive Vice President
President

Kenneth B. Silveira
Executive Vice President
Chief Technology Officer

CONTACTS:

Daniel P. Myers
Bridge Bank, N.A.
408-556-8301
dan.myers@bridgebank.com

Thomas A. Sa
Bridge Bank, N.A.
408-556-8308
tom.sa@bridgebank.com

Bridge Capital Holdings Appoints

Robert Kaplan to Board

San Jose, California - December 20, 2007 -- Bridge Capital Holdings (NASDAQ: BBNK), whose sole subsidiary is Bridge Bank, National Association, Silicon Valley’s professional business bank, announced today that Robert Kaplan was appointed to the company’s Board of Directors. He was also appointed to the subsidiary Bank’s Board of Directors.
“Bob’s deep and diverse background in business consulting and strategic planning will serve Bridge Bank well as we approach the $1 billion asset level,” said Allan C. Kramer, MD, Chairman of Bridge Capital Holdings and the Bank, “His experience with the financial services industry and knowledge of the regional technology-based economy adds a new dimension to the capabilities of our board.”
Mr. Kaplan is the founder and CEO of Kaplan & Company which specializes in strategy, organization development, information systems, and technology implementation. Through Kaplan & Company, he has acted in various capacities, including: Chief Technology Officer of Alibris, Inc.; CEO of Netliant, Inc.; Acting CIO, Chief Knowledge Officer, and Head of Information Services for Silicon Valley Bank; CEO of ITM Software, Inc. and acting CEO of Motif, Inc.
“With its unique brand of business banking, Bridge Bank has performed very well since its launch six years ago, particularly in light of recent economic headwinds,” said Mr. Kaplan. “I look forward to working with the board and management to enhance Bridge Bank’s position as the professional business bank of choice for companies in the Silicon Valley region.”
Prior to founding Kaplan & Company, Mr. Kaplan was a Director with McKinsey & Company where he was a leader of the Information Technology practice and a member of the Financial Services practice. Before McKinsey, he was the Managing Partner of the San Francisco office of the Boston Consulting Group. Mr. Kaplan began his professional career as a systems consultant with Peat, Marwick, Mitchell & Company.
Mr. Kaplan’s board experience includes Greater Bay Bancorp, ITM Software, REX & Company, Alibris, Imagicast, epriSolutions, and the advisory boards of Motif, LiveCapital, and Encirq. He is also a current member of the Technology Advisory Peer Group for the State of California Chief Information Officer.
Mr. Kaplan graduated magna cum laude with a BA in economics from Yale University and an MBA from the Stanford Graduate School of Business. He has also passed the California C.P.A. exam.
Since opening in 2001, Bridge Bank has been recognized as one of the fastest growing and best performing banks in California and the nation. On September 30, 2007, the Company reported total assets of $790 million and year-to-date earnings of $8.2 million, an increase of 30% over the prior year.
Bridge Bank specializes in providing superior service and customized banking solutions to small and middle-market, and emerging technology businesses, in Silicon Valley, California, and the nation. The bank’s product offerings include 24/7 internet-based business cash and treasury management, on-line account statement and item imaging, remote deposit capture, commercial lines of credit, growth capital financing, construction loans, Small Business Administration 7(a) and 504 loans as an SBA Preferred Lender Participant-accredited direct lender, and factoring and asset-based loans through its Bridge Capital Finance Group.

About Bridge Capital Holdings
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and is listed on The NASDAQ Stock Market under the trading symbol BBNK.
Visit Bridge Capital Holdings on the web at www.bridgebankcapitalholdings.com.

About Bridge Bank, N.A.
Bridge Bank is Santa Clara County's full-service professional business bank. The Bank is dedicated to meeting the financial needs of small and middle-market, and emerging technology businesses, in the Silicon Valley, Palo Alto, Redwood City, East Bay, Sacramento, San Diego, Orange County, Dallas, TX, and Reston, VA business Communities. Bridge Bank provides clients with a comprehensive package of business banking solutions delivered through experienced and professional bankers. Visit Bridge Bank on the Web at www.bridgebank.com.

Forward Looking Statements

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements describe future plans, strategies, and expectations, and are based on currently available information, expectations, assumptions, projections, and management’s judgment about the Bank, the banking industry and general economic conditions. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.
These risks and uncertainties include, but are not limited to: (1) competitive pressures in the banking industry; (2) changes in interest rate environment; (3) general economic conditions, nationally, regionally, and in operating markets; (4) changes in the regulatory environment; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) future credit loss experience.

Bridge Capital Holdings.
55 Almaden Boulevard
San Jose, California 95113
Telephone: (408) 556-8300
www.bridgebank.com